CONSENT OF G. BELIK

I hereby consent to the use of my name in connection with the following report and documents, which are being filed as exhibits to and incorporated by reference into the registration statement on Form 40-F of Cardero Resource Corp. (the “Company”) being filed with the United States Securities and Exchange Commission:

1.

The technical report dated January 5, 2007 entitled “Diamond Drill Report on the Picale Property, Baja California Norte IOCG Project (Alisitos Project), Baja California Norte, Mexico” (the “Picale Report”); and

2.

The annual information form of the Company dated January 26, 2007, which includes reference to my name in connection with information relating to the Picale Report, and the properties described therein.

DATED  January 29, 2007

/s/ G. Belik

G. Belik